Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (Ins -
Series)( BCS_F)
BlackRock Balanced Capital VI Fund (FI) (BVI_F)
BlackRock Core Bond Portfolio(BR-CORE)
BlackRock Strategic Income Opportunities Portfolio(BR-
SIP)
BlackRock Total Return Portfolio (Ins - Series)( BVA-TR)
BlackRock Total Return V.I. Portfolio (Ins - Var
Ser)( BVA-BF)
Master Total Return Portfolio of Master Bond LLC(MF-
BOND)
Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)( METD_B)
Multimanager Core Bond Portfolio(AXA-VIP)
Transamerica Partners Balanced Portfolio(TRANS-CORE)
Transamerica Partners Core Bond(DIA-CORE)
Transamerica Multi-Managed Balanced Portfolio(TA-
CORE)
Transamerica Multi-Managed Balanced Portfolio VP(TAP-
CORE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:

09-28-2012

Security Type:

BND/CORP

Issuer

NBCUNIVERSAL MEDIA LLC  (2023)

Selling Underwriter

MORGAN STANLEY & CO LLC

Affiliated
Underwriter(s)
X PNC
__ Other:

List of
Underwriter(s)

Credit Suisse Securities (USA) LLC,J.P.
Morgan Securities LLC,Morgan Stanley &
Co. LLC, RBC Capital Markets,LLC,
Barclays Capital Inc., BNP Paribas
Securities Corp., Citigroup Global
Markets Inc., Deutsche Bank Securities
Inc., Goldman,Sachs & Co., Lloyds
Securities Inc., Merrill
Lynch,Pierce,Fenner & Smith
Incorporated, Mizuho Securities USA
Inc., RBS Securities Inc., SMBC Nikko
Capital Markets Limited, UBS Securities
LLC, Wells Fargo Securities,LLC,
Santander Investment Securities Inc.,
U.S. Bancorp Investments,Inc., Allen &
Company LLC, Gleacher & Company
Securities,Inc., DnB NOR Markets,Inc.,
PNC Capital Markets LLC, SunTrust
Robinson Humphrey,Inc.,TD Securities
(USA) LLC, Loop Capital Markets LLC, The
Williams Capital Group,L.P., Drexel
Hamilton,LLC,Lebenthal & Co.,LLC, MFR
Securities,Inc., Samuel A. Ramirez &
Co.,Inc.

Transaction Details

Date of Purchase

09-28-2012

Purchase
Price/Share(per share / % of par)

$99.817

Total
Commission, Spread or Profit

0.450%

1. Aggregate Principal Amount
Purchased (a+b)

$45,000,000
a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$13,675,000
b. Other BlackRock Clients

$31,325,000
2. Aggregate Principal Amount of
Offering

$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

0.045


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
X_ U.S. Registered Public Offering[Issuer must have 3 years
of continuous operations]
__ Eligible Rule 144A Offering[Issuer must have 3 years
of continuous operations]
__ Eligible Municipal Securities[Issuer must have 3 years
of continuous operations]
__ Eligible Foreign Offering	[Issuer must have 3 years
of continuous operations]
__ Government Securities Offering

Timing and Price (check ONE or BOTH)
X_ The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
__ If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
X YES
__ NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
X YES
__ NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Abhishek Anchal
Date:10-02-2012

Global Syndicate Team
Member

Approved by:
Andrea V. Ortiz/Yesenia Peluso
Date:10-5-2012

Senior Global
Syndicate Team Member